EXHIBIT 3.1


                            AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                      PRINCETON NATIONAL BANCORP, INC.


        Princeton National Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.   The name of the corporation is Princeton National Bancorp,

   Inc. (the "Corporation").  The Corporation filed its original

   Certificate of Incorporation with the Delaware Secretary of State on

   September 4, 1981.

        2.   This Amended and Restated Certificate of Incorporation

   restates, integrates and further amends the provisions of the

   Certificate of Incorporation of this Corporation as heretofore amended or supplemented.

        3.   The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby amended and restated to read as herein set forth in full:

        FIRST:    The name of the Corporation is Princeton National

        Bancorp, Inc.

        SECOND:   The address of its registered office in the State of

   Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover,

   County of Kent.  The name of its registered agent at such address is

   The Prentice-Hall Corporation System, Inc.

        THIRD:    The purposes of the Corporation is to engage in any

   lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.  Without

   limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

        (a)  To improve, manage, develop, sell, assign,

             transfer, lease, mortgage, pledge or otherwise

             dispose of or turn to account or deal with all or

             any part of the property of the Corporation and

             from time to time to vary any investment or

             employment of capital of the Corporation.

        (b)  To borrow money, and to make and issue notes,

             bonds, debentures, obligations and evidences of

             indebtedness of all kinds, whether secured by

             mortgage, pledge or otherwise, without limit as to

             amount, and to secure the same by mortgage, pledge

             or otherwise; and generally to make and perform

             agreements and contracts to every kind and

             description, including contracts of guaranty and

             suretyship.

        (c)  To lend money for its corporate purposes, invest

             and reinvest its funds, and take, hold and deal

             with real and personal property as security for

             the payment of funds so loaned or invested.

        (d)  To pay pensions and establish and carry out

             pension, profit sharing, stock option, stock

             purchase, stock bonus, retirement, benefit,

             incentive and commission plans, trusts and

             provisions for any or all of its directors,

             officers and employees, and for any or all of the

             directors, officers and employees of its

             subsidiaries; and to provide insurance for its

             benefit on the life of any of its directors,

             officers or employees, or on the life of any

             stockholder for the purpose of acquiring at his

             death shares of its stock owned by such

             stockholder.

        (e)  To acquire by purchase, subscription or otherwise,

             and to hold for investment or otherwise and to

             use, sell, assign, transfer, mortgage, pledge or

             otherwise deal with or dispose of stocks, bonds or

             any other obligations or securities of any

             corporation or corporations (including, but not

             limited to, stock in a national banking

             association); to merge or consolidate with any

             corporation in such manner as may be permitted by

             law, to aid in any manner any corporation whose

             stocks, bonds or otherwise obligations are held or

             in any manner guaranteed by this Corporation, or

             in which this Corporation is in any way
             interested; and to do any other acts or things for

             the preservation, protection, improvement or

             enhancement of the value of any such stock, bonds

             or other obligations; and while owner of any such

             stock, bonds or other obligations to exercise all

             the rights, powers and privileges of ownership

             thereof, and to exercise any and all voting powers

             thereon; and to guarantee the payment of dividends

             upon any stock the principal or interest or both,

             of any bonds or other obligations, and the

             performance of any contracts.

        (f)  To do all and everything necessary, suitable and

             proper for the accomplishment of any of the

             purposes or the attainment of any of the objects

             or the furtherance of any of the powers

             hereinbefore set forth, either alone or in

             association with other corporations, firms or

             individuals, and to do every other act or acts,

             thing or things incidental or appurtenant to or

             growing out of or connected with the aforesaid

             business or powers or any part or parts thereof,

             provided that same be not inconsistent with the

             laws under which this Corporation is organized.

        (g)  The business or purpose of the Corporation is from

             time to time to do any one or more of the acts and

             things hereinabove set forth, and it shall have power to conduct and carry on its said business,

             or any part thereof, and to have one or more

             offices, and to exercise any or all of its

             corporate powers and rights, in the State of

             Delaware, and in the various other states,

             territories, colonies and dependencies of the

             United States, in the District of Columbia, and in

             all or any foreign countries.

        (h)  The enumeration herein of the objects and purposes

             of the Corporation shall be construed as powers as

             well as objects and purposes and shall not be

             deemed to exclude by inference any powers, objects

             or purposes which the Corporation is empowered to

             exercise, whether expressly by force of the laws

             of the State of Delaware now or hereafter in

             effect, or impliedly by the reasonable

             construction of the said laws.

        FOURTH:   The total number of shares of capital stock which the

   Corporation shall have authority to issue is four million (4,000,000)

   shares of common stock, par value $5.00 per share.

        FIFTH:    A.   NUMBER, TERM AND ELECTION.  The Board of Directors

   shall consist of not less than five nor more than twenty-five directors, with the exact number of directors to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors then in office.  The directors shall be divided into three classes. At the meeting held for the election of the first board following the classification of directors,

   directors of the first class shall be elected for a term which shall expire at the first annual meeting of stockholders following their election, directors of the second class shall be elected for a term which shall expire at the second annual meeting following their election, and directors of the third class shall be elected for a term which shall expire at the third annual meeting following their election.  At each annual meeting following such classification and initial election, directors chosen to succeed those whose terms expire shall be elected for a term which shall expire at the third annual meeting following their election so that the term of office of one class of directors shall expire in each year.  All directors of the

   Corporation shall hold office until their respective successors are duly elected and qualified.  Any director elected to a particular class by the stockholders or appointed by the directors pursuant to paragraph B of Article Fifth shall be eligible, upon resignation, to be elected to a different class in which a vacancy exists.

        The names and addresses of the persons who shall serve as

   directors and, effective upon the filing of this Amended and Restated

   Certificate of Incorporation, the class in which such directors shall serve, shall be as follows:

                                                               Expiration
            Name              Address              Class         of Term
            ----              -------              -----       ----------

    D. E. Van Ordstrand  606 South Main Street       1     1993 Annual Meeting
                         Princeton, Illinois 61356

    Don S. Browning      606 South Main Street       1     1993 Annual Meeting
                         Princeton, Illinois 61356

    Donald E. Grubb      606 South Main Street       1     1993 Annual Meeting
                         Princeton, Illinois 61356

    Thomas M. Longman    606 South Main Street       2     1994 Annual Meeting
                         Princeton, Illinois 61356

    James P. Monier      606 South Main Street       2     1994 Annual Meeting
                         Princeton, Illinois 61356

    Tony J. Sorcic       606 South Main Street       2     1994 Annual Meeting
                         Princeton, Illinois 61356

    Dr. Harold C.        606 South Main Street       3     1995 Annual Meeting
    Hutchinson, Jr.      Princeton, Illinois 61356

    Thomas R. Lasier     606 South Main Street       3     1995 Annual Meeting
                         Princeton, Illinois 61356

    Stephen W. Samet     606 South Main Street       3     1995 Annual Meeting
                         Princeton, Illinois 61356

             B.   NEWLY CREATED DIRECTORSHIPS.  Unless the Board of

   Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation,

   retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office,

   though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until each such director's successor shall have been duly elected and qualified.  In no case shall a decrease in the number of directors shorten the term of any incumbent director.

             C.   REMOVAL.  Any director or the entire Board of Directors

   may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least a majority of the outstanding common stock.

             D.   AMENDMENT, REPEAL OR ALTERATION.  Notwithstanding any

   other provisions of this Amended and Restated Certificate of

   Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the common stock, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Article Fifth.

        SIXTH:    The following provisions are inserted for the

   management of the business and for the conduct of the affairs of the

   Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (a)  Election of directors need not be by ballot unless

             the by-laws so provide.

        (b)  The Board of Directors shall have power without

             the assent or vote of the stockholders to make,

             alter, amend, change, add to or repeal the by-laws

             of the Corporation; to fix and vary the amount to

             be reserved for any proper purpose; to authorize

             and cause to be executed mortgages and liens upon

             all or any part of the property of the

             Corporation; to determine the use and disposition

             of any surplus or net profits; and to fix the

             times for the declaration and payment of

             dividends.

        (c)  The directors in their discretion may submit any

             contract or act for approval or ratification at

             any annual meeting of the stockholders or at any

             meeting of the stockholders called for the purpose

             of considering any such act or contract, and any

             contract or act that shall be approved or be

             ratified by the vote of the holders of a majority

             of the stock of the Corporation which is

             represented in person or by proxy at such meeting

             and entitled to vote thereat (provided that a

             lawful quorum of stockholders be there represented

             in person or by proxy) shall be as valid and as

             binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation,

             whether or not the contract or act would otherwise

             be open to legal attack because of directors'

             interest, or for any other reason.

             Notwithstanding the foregoing, any vote on any

             proposition involving the merger or consolidation

             of this Corporation with any other corporation or

             corporations which proposition has not been

             recommended for approval by the stockholders of

             this Corporation by a majority of this

             Corporation's Board of Directors shall require

             approval or ratification by the affirmative vote

             of the holders of two-thirds (2/3) of the common

             stock of the Corporation which is represented in

             person or by proxy at the stockholder's meeting at

             which such resolution is considered.

        (d)  In addition to the powers and authorities

             hereinbefore or by statute expressly conferred

             upon them, the directors are hereby empowered to

             exercise all such powers and do all such acts and

             things as may be exercised or done by the

             Corporation; subject, nevertheless, to the

             provisions of the statutes of Delaware, of this

             Certificate, and to any by-laws from time to time

             made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if

             such by-law had not been made.

        SEVENTH:  The Corporation shall, to the full extent permitted by

   Section 145 of the General Corporation Law of the State of Delaware,

   as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        EIGHTH:   Whenever a compromise or arrangement is proposed

   between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them,

   any court of equitable jurisdiction within the State of Delaware, may,

   on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of

   Section 291 of Title 8 of the General Corporation Law of the State of

   Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of

   the State of Delaware order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this

   Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-

   fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any

   reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders, of this Corporation, as the case may be, and also on this Corporation.

        NINTH:    Any action required or permitted to be taken by the

   stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.  In addition to the voting requirement imposed by law or by any other provision of this Amended and Restated Certificate of Incorporation, this Article

   Tenth may not be amended, altered, or repealed, nor may any provision inconsistent with this Article Tenth be adopted, unless such action is approved by the affirmative vote of the holders of at least eighty

   (80%) of the then outstanding shares of the common stock.

        TENTH:    The Corporation shall be governed by the provisions of

   Section 203 of the General Corporation Law of the State of Delaware,

   as amended from time to time, said Section being entitled "Business

   Combinations with Interested Stockholders."

        ELEVENTH: The personal liability of the directors of the

   Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General

   Corporation Law of the State of Delaware, as the same may be amended and supplemented.

        TWELFTH:  The Corporation reserves the right to amend, alter,

   change or repeal any provisions contained in this Amended and Restated

   Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

        IN WITNESS WHEREOF, said Princeton National Bancorp, Inc. has caused this Certificate to be signed by D. E. Van Ordstrand, its

   President and attested by Lou Ann Birkey, its Secretary this 10th day of March, 1992.

                                      PRINCETON NATIONAL BANCORP, INC.


                                      By   /s/ D. E. Van Ordstrand
                                         --------------------------------
                                           D. E. Van Ordstrand, President

   ATTEST:


   By   /s/ Lou Ann Birkey
      ------------------------------
        Lou Ann Birkey, Secretary

                          CERTIFICATE OF AMENDMENT
                                     OF
                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                      PRINCETON NATIONAL BANCORP, INC.
                      --------------------------------


             PRINCETON NATIONAL BANCORP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

             FIRST: That on February 10, 1997, the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated
   Certificate of Incorporation of the Corporation:

             RESOLVED, that the Board of Directors hereby proposes and declares it advisable that the Certificate of Incorporation be amended by changing the article numbered "Fourth" so that, as amended, said article shall be and read as follows:

             "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is seven million (7,000,000) and the par value of each such share is $5.00."

             SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

             THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, PRINCETON NATIONAL BANCORP, INC. has caused this certificate to be executed by Tony J. Sorcic, President of the Corporation, and attested by Lou Ann Birkey, its Secretary, this 29th day of July, 1997.

                                      PRINCETON NATIONAL BANCORP, INC.

                                      By:  /s/ Tony J. Sorcic
                                         --------------------------------
                                           Tony J. Sorcic, President
   ATTEST:

   /s/ Lou Ann Birkey
   ---------------------------------
   Lou Ann Birkey, Secretary